Exhibit 99.1
For Immediate Release
Builders FirstSource Reports First Quarter 2008 Results
April 24, 2008 (Dallas, TX) — Builders FirstSource, Inc. (NasdaqGS: BLDR) today reported a net loss of $15.8 million, or ($0.45) per diluted share on sales of $270.5 million for the first quarter ended March 31, 2008. These results compare to net income of $0.2 million, or $0.01 per diluted share, on sales of $411.1 million for the first quarter ended March 31, 2007.
Other First Quarter Financial Highlights

	First Quarter	First Quarter
(in millions, except gross margin data)	2008	2007
Gross margin, as a percentage of sales	22.3%	25.4%
Diluted weighted average shares outstanding	35.5	36.2
Operating cash flow	$(16.1)	$21.7
“The macroeconomic conditions that affect our industry have deteriorated for eight consecutive quarters. Housing starts in our markets fell 39.1% in the quarter ending March 2008 when compared to the quarter ending March 2007. On a sequential basis, actual housing starts in our markets were down an estimated 17.9 percent, but we saw a slight seasonal improvement in March,” said Floyd Sherman, Builders FirstSource Chief Executive Officer. “With the prolonged decline in macroeconomic conditions, we are experiencing pricing pressure from both our customers and competitors. As a result of these pricing pressures and the de-leveraging of our fixed costs within our manufacturing operations, we experienced a 310 basis point decline in margins.”
Mr. Sherman continued, “In spite of the continued difficult macroeconomic conditions and highly competitive pricing environment, market share gains had a 4.1 percent positive effect on our sales. In addition, we reduced salaries and benefits including stock compensation expense by 22.3 percent and selling, general and administrative expenses by 18.4 percent from the first quarter of 2007. Our employees’ efforts to operate as efficiently as possible and to seek new business opportunities have surpassed my expectations in this very difficult environment.”
First Quarter 2008 Results Compared to First Quarter 2007
(See accompanying financial schedules for full financial details and reconciliations of Non-GAAP financial measures to their GAAP equivalents.)
•	Sales were $270.5 million compared to $411.1 million. Sales declined $140.6 million year-over-year, or 34.2 percent. Our sales volume dropped 32.8 percent due to continued weakness in the housing market. Overall we estimate that housing activity in our markets fell an estimated 39.1 percent. Also, commodity lumber and lumber sheet goods prices had a 0.7 percent negative effect on sales. These non-controllable sales drivers were partially offset by sales growth attributable to

Builders FirstSource Reports First Quarter 2008 Results, continued
market share gains of approximately 4.1 percent and sales growth from new operations of 1.5 percent.

•	Gross margin percentage declined to 22.3 percent, compared to 25.4 percent in the first quarter of 2007. As industry conditions continue to be difficult, we are experiencing pricing pressures not only from our customers, but from our competitors with liquidity constraints, who are monetizing their inventory. The de-leveraging of fixed costs within our manufacturing operations lowered gross margins by 157 basis points, while lower prices on commodity lumber products contributed 10 basis points to the decline.

•	Selling, general and administrative (“SG&A”) expenses decreased $17.9 million. As a percentage of sales, however, SG&A increased from 23.7 percent in 2007 to 29.4 percent in 2008 which is reflective of fixed cost items becoming a larger percentage of our SG&A. Average full-time equivalent employees for the first quarter 2008 were 23.6 percent lower than the first quarter 2007 and 9.3 percent lower than the fourth quarter 2007. Our salaries and benefits, excluding stock compensation expense, fell $14.1 million, or 23.8 percent, compared to a 32.8 percent volume decline. Our salaries and benefits expense did not flex as well as in previous quarters as we are beginning to reach a core level of staffing given our number of facilities and operations.

•	Net loss was $15.8 million, or ($0.45) per diluted share, compared to net income of $0.2 million, or $0.01 per diluted share.

•	Diluted weighted average shares outstanding were 35.5 million compared to 36.2 million.

•	Adjusted EBITDA was ($11.1) million, or (4.1) percent of sales, compared to $14.7 million, or 3.6 percent of sales.

•	As of March 31, 2008, the company’s cash on hand was $81.8 million, available borrowing capacity was $129.5 million with no amounts currently drawn, and funded debt was $275 million.

•	Operating cash flow was ($16.1) million compared to $21.7 million.

•	Capital expenditures were $1.2 million compared to $2.6 million.
Commenting on the first quarter results, Charles Horn, Builders FirstSource Senior Vice President and Chief Financial Officer, said, “We ended the quarter with over $210 million in liquidity. We used cash in operating activities during the quarter as we experienced a slight build in our inventories in March as our sales per ship day increased 6.7% over December 2007 levels. Other receivables also increased as a result of an increase in income taxes receivable. In addition, our 2007 annual bonuses paid in February 2008 lowered our accrued liabilities by $5.9 million. These declines were expected and operating cash flow should improve in the second quarter. We anticipate receiving $5 to $7 million in tax refunds in the second quarter of 2008 and $7 to $10 million of additional tax refunds in the third quarter of 2008.”
Mr. Horn continued, “Our performance improved as the quarter progressed nearing break-even Adjusted EBITDA in March. In addition, we made improvements in our accounts receivable aging decreasing our day sales outstanding to 40.3 days for the current quarter from 42.4 days in the fourth quarter of 2007. We continue to do all we can to reduce headcount, drive operational improvements, rationalize physical capacity, and restructure underperforming locations.”
Outlook

Builders FirstSource Reports First Quarter 2008 Results, continued
The company expects the difficult market conditions to negatively affect its operating results at least through the first half of 2009. Additionally, increased competitive pressure arising from the current operating conditions will likely continue to hurt gross margins for the foreseeable future.
Mr. Sherman concluded, “Although we have seen some stabilization in annualized starts, we are cautious. We believe there is a possibility we could see further declines in annualized starts. Without meaningful legislation, the over three million homes on the verge of foreclosure and an illiquid mortgage market are a further threat to the macroeconomic factors that affect our business. We have been careful to protect our liquidity since the downturn began which we believe will allow us to effectively manage through this down cycle. Protecting our liquidity also allows us to invest in ourselves, so when the market conditions improve, we can effectively ramp up our operations.”
Conference Call
Builders FirstSource will host a conference call tomorrow, April 25, 2008 at 10:00 a.m. Central Time (CT) and will simultaneously broadcast it live over the Internet. To participate in the teleconference, please dial into the call a few minutes before the start time: 888-204-4368 (U.S. and Canada) and 913-312-1513 (international). A replay of the call will be available from 1:00 p.m. CT April 25 through May 9, 2008. To access the replay, please dial 888-203-1112 (U.S. and Canada) and 719-457-0820 (international). Please refer to pass code 9885724. To access the webcast, go to www.bldr.com and click on “Investors.” The online archive of the webcast will be available for approximately 90 days.
About Builders FirstSource
Headquartered in Dallas, Texas, Builders FirstSource is a leading supplier and manufacturer of structural and related building products for residential new construction. The company operates in 13 states, principally in the southern and eastern United States, and has 66 distribution centers and 62 manufacturing facilities, many of which are located on the same premises as our distribution facilities. Manufacturing facilities include plants that manufacture roof and floor trusses, wall panels, stairs, aluminum and vinyl windows, custom millwork and pre-hung doors. Builders FirstSource also distributes windows, interior and exterior doors, dimensional lumber and lumber sheet goods, millwork and other building products. For more information about Builders FirstSource, visit the company’s Web site at www.bldr.com.
Cautionary Notice
Statements in this news release and the schedules hereto which are not purely historical facts or which necessarily depend upon future events, including statements about the impact of expected market share gains, plans to reduce costs, forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this release was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s growth strategies, including gaining market share, or the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, lumber prices and the economy. Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource, Inc.’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.
# # #

Builders FirstSource Reports First Quarter 2008 Results, continued
Contact:
Katie Murphree
Director Investor Relations and Financial Reporting
Builders FirstSource, Inc.
(214) 880-3595
Charles L. Horn
Senior Vice President and Chief Financial Officer
Builders FirstSource, Inc.
(214) 880-3500
Financial Schedules to Follow

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended
	March 31,
	2008	2007
	(in thousands, except per share amounts)
Sales	$270,511	$411,143
Cost of sales	210,110	306,592

Gross margin	60,401	104,551

Selling, general and administrative expenses (includes stock-based compensation expense of $2,107 and $1,598 for the three months ended in 2008 and 2007, respectively)	79,571	97,470

(Loss) income from operations	(19,170)	7,081
Interest expense, net	6,470	6,712

(Loss) income before income taxes	(25,640)	369
Income tax (benefit) expense	(9,794)	137

Net (loss) income	$(15,846)	$232

Net (loss) income per share:
Basic	$(0.45)	$0.01

Diluted	$(0.45)	$0.01

Weighted average common shares:
Basic	35,460	34,633

Diluted	35,460	36,206

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES
Sales by Product Category
(unaudited)

	Three months ended March 31,
	2008		2007
	(dollars in thousands)
Prefabricated components	$53,832	19.9%	$84,155	20.5%
Windows & doors	68,237	25.2%	92,611	22.5%
Lumber & lumber sheet goods	64,517	23.9%	114,683	27.9%
Millwork	28,630	10.6%	39,242	9.5%
Other building products & services	55,295	20.4%	80,452	19.6%

Total sales	$270,511	100.0%	$411,143	100.0%

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited)

	March 31	December 31,
	2008	2007
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$81,825	$97,574
Accounts receivable, less allowances of $6,504 and $7,209, respectively	151,862	149,482
Inventories	95,719	95,038
Other current assets	24,509	26,672

Total current assets	353,915	368,766
Property, plant and equipment, net	91,809	96,358
Goodwill	155,588	155,588
Other assets, net	25,932	26,711

Total assets	$627,244	$647,423

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$71,272	$65,811
Accrued liabilities	36,178	47,626
Current maturities of long-term debt	41	40

Total current liabilities	107,491	113,477
Long-term debt, net of current maturities	279,216	279,226
Other long-term liabilities	14,579	13,173

	401,286	405,876

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, $0.01 par value, 200,000 shares authorized; 36,038 and 35,701 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	356	351
Additional paid-in capital	140,729	138,476
Retained earnings	86,529	102,375
Accumulated other comprehensive income	(1,656)	345

Total stockholders’ equity	225,958	241,547

Total liabilities and stockholders’ equity	$627,244	$647,423

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES
Accounts Receivable Detail
(unaudited)

	March 31,	December 31,
	2008	2007
	(in thousands)
Trade receivables	$129,253	$133,639
Other	29,113	23,052

Accounts receivable	158,366	156,691
Less: allowance for returns and doubtful accounts	(6,504)	(7,209)

Accounts receivable, net	$151,862	$149,482

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2008	2007
	(in thousands)
Cash flows from operating activities:
Net (loss) income	$(15,846)	$232
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	5,930	6,068
Amortization of deferred loan costs	703	659
Deferred income taxes	44	8
Bad debt expense	298	201
Non-cash stock based compensation	2,107	1,598
Net gain on sales of assets	(400)	(288)
Changes in assets and liabilities:
Accounts receivable	(3,695)	1,417
Inventories	(681)	2,899
Other current assets	1,953	2,675
Other assets and liabilities	(745)	(2,340)
Accounts payable	5,461	22,751
Accrued liabilities	(11,218)	(14,168)

Net cash (used in) provided by operating activities	(16,089)	21,712

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,246)	(2,573)
Proceeds from sale of property, plant and equipment	577	493

Net cash used in investing activities	(669)	(2,080)

Cash flows from financing activities:
Payments of long-term debt	(9)	(110)
Deferred loan costs	(245)	—
Exercise of stock options	1,662	2,319
Repurchase of common stock	(399)	(483)

Net cash provided by financing activities	1,009	1,726

Net change in cash and cash equivalents	(15,749)	21,358
Cash and cash equivalents at beginning of period	97,574	93,258

Cash and cash equivalents at end of period	$81,825	$114,616

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to their GAAP Equivalents
(unaudited — dollars in thousands)

Note:	The company provided detailed explanations of these non-GAAP financial measures in its Form 8-K filed with the Securities and Exchange Commission on April 24, 2008.

	Three months ended
	March 31,
	2008	2007
Reconciliation to EBITDA:
Net (loss) income	$(15,846)	$232
Reconciling items:
Depreciation and amortization expense	5,930	6,068
Interest expense	6,470	6,712
Income tax (benefit) expense	(9,794)	137

EBITDA	(13,240)	13,149
Stock compensation expense	2,107	1,598

Adjusted EBITDA	$(11,133)	$14,747

Adjusted EBITDA as percentage of sales	-4.1%	3.6%

	Last twelve months ended
	March 31,
	2008	2007
Reconciliation to Return on Net Assets:
Net (loss) income	$(39,830)	$49,807
Reconciling items:
Interest expense	27,485	28,254
Income tax (benefit) expense	(26,781)	30,705

(Loss) earnings before interest and taxes	$(39,126)	$108,766

Average net assets	$463,430	$496,980
Return on net assets	-8.4%	21.9%